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           UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 27, 1996



                          Caribiner International, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



             1-14234                                  13-3466655
     (Commission File Number)             (I.R.S. Employer Identification No.)


    16 West 61st Street, New York, NY                       10023
  (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (212) 541-5300


    ------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 2.  Acquisition or Disposition of Assets

(a)



                  Pursuant to an Agreement of Purchase and Sale of Assets, dated September 12, 1996 (the "TAVS Agreement"), by and between Caribiner International, Inc. (the "Company") and General Electric Capital Computer Leasing Corporation ("GECCLC"), on September 27, 1996, the Company completed the acquisition of certain of the assets of the Total Audio Visual Services ("TAVS") operating division of GECCLC for a purchase price of approximately $27 million in cash (subject to adjustment in certain circumstances). TAVS is a provider of audio visual equipment rentals and staging services, as well as hotel audio visual outsourcing services, in the United States. In connection with the TAVS Agreement, the Company and GECCLC also entered into an agreement pursuant to which GECCLC will provide certain administrative services to the Company.

                  The Company financed the transactions contemplated by the TAVS Agreement from the Company's (i) working capital (which, in part, included funds raised in the Company's initial public offering of Common Stock completed on March 15, 1996) and (ii) existing available credit facilities with Chemical Bank (now known as The Chase Manhattan Bank).

                  The transactions contemplated by the TAVS Agreement were previously disclosed by the Company in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 27, 1996 (the "September 27th 8-K").

                  Attached as Exhibit 99.1 is the Company's press release announcing the consummation of the transactions contemplated by the TAVS Agreement.

(b)    Equipment or Other Physical Property

                  Certain of the assets of GECCLC acquired by the Company pursuant to the TAVS Agreement constitute equipment or other physical property. Such assets were used by GECCLC in connection with its audio visual equipment rental and staging services business. The Company intends to continue substantially the same use for such acquired assets.

Item 7.  Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired

                  It is currently impracticable for the Company to

       file with this Form 8-K the historical financial information of TAVS required to be filed pursuant to the instructions to Form 8-K. Such financial information will be filed by amendment to the September 27th 8-K not later than 60 days after the date on which such Form 8-K was filed, and the Company expects such financial information to be available in November, 1996.

(b)    Pro Forma Financial Information

                  It is currently impracticable for the Company to file with this Form 8-K the pro forma financial information relative to the transactions contemplated by the TAVS Agreement that is required to be filed pursuant to the instructions to Form 8-K. Such pro forma financial information will be filed by amendment to the September 27th 8-K not

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       later than 60 days after the date on which such Form 8-K must be filed, and the Company expects such financial information to be available in November, 1996.

(c)    Exhibits

       99.1   Press release, dated October 1, 1996.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities
Exchange Act of 1934, as amended, Caribiner International, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 10, 1996             CARIBINER INTERNATIONAL, INC.

                                     By: /s/ Arthur F. Dignam
                                        -----------------------------------
                                         Name:  Arthur F. Dignam
                                         Title: Executive Vice President,
                                                Chief Financial and
                                                Administrative Officer


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                                INDEX TO EXHIBITS



Exhibit          Description                                 Page
-------          -----------                                 ----
  99.1           Press Release, dated October 1, 1996.




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